Exhibit 99.1

Trupanion Reports Third Quarter 2021 Results

SEATTLE, WA. November 3, 2021-- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the third quarter ended September 30, 2021.

“Q3 marks the continuation of our strong momentum, as shown in our key financial measures. We continue to grow the funds available to us to reinvest in our portfolio and deploy this capital at compounding high rates of return,” said Darryl Rawlings, founder and chief executive officer of Trupanion.

Third Quarter 2021 Financial and Business Highlights

•Total revenue was $181.7 million, an increase of 40% compared to the third quarter of 2020.
•Total enrolled pets (including pets from our other business segment) was 1,104,376 at September 30, 2021, an increase of 37% over the third quarter of 2020.
•Subscription business revenue was $127.1 million, an increase of 28% compared to the third quarter of 2020 (26% on a constant currency basis).
•Subscription enrolled pets was 676,463 at September 30, 2021, an increase of 22% over the third quarter of 2020.
•Net loss was $(6.8) million, or $(0.17) per basic and diluted share, compared to net loss of $(2.6) million, or $(0.07) per basic and diluted share, in the third quarter of 2020. Net loss per share was impacted by $0.10 due to an increase in stock-based compensation and by $0.03 due to an increase in depreciation and amortization when compared to the prior year period.
•Adjusted EBITDA was $2.2 million, compared to adjusted EBITDA of $1.8 million in the third quarter of 2020.
•Operating cash flow was $6.2 million and free cash flow was $3.5 million in the third quarter of 2021. This is compared to operating cash flow of $9.8 million and free cash flow of $8.5 million in the third quarter of 2020.

First Nine Months of 2021 Financial and Business Highlights

•Total revenue was $504.6 million, an increase of 40% compared to the first nine months of 2020.
•Subscription business revenue was $360.7 million, an increase of 28% compared to the first nine months of 2020.
•Net loss was $(28.5) million, or $(0.71) per basic and diluted share, compared to net loss of $(2.3) million, or $(0.07) per basic and diluted share, in the first nine months of 2020. Net loss per share was impacted by $0.38 due to an increase in stock-based compensation and by $0.11 due to an increase in depreciation and amortization when compared to the prior year period. The remaining year-over-year change in earnings per share primarily reflects our accelerated growth and associated acquisition spend in the first nine months of 2021.
•Adjusted EBITDA was $1.2 million, compared to adjusted EBITDA of $9.3 million in the first nine months of 2020.
•Operating cash flow was $2.3 million and free cash flow was $(6.2) million in the first nine months of 2021. This compared to operating cash flow of $17.6 million and free cash flow of $13.1 million in the first nine months of 2020.

Revenue by Quarter
Conference Call
Trupanion’s management will host a conference call today to review its third quarter 2021 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at http://investors.trupanion.com and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13723054.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada and Australia with over 600,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its proprietary software, Trupanion is the only provider with the technology to pay veterinarians directly in minutes at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, implement its alliance with Aflac and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the Investor Relations section of Trupanion’s website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets sales and marketing expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s sales and marketing expenses. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)
Revenue:
Subscription business	$127,077	$99,379	$360,742	$281,316
Other business	54,590	30,741	143,870	78,025
Total revenue	181,667	130,120	504,612	359,341
Cost of revenue:
Subscription business(1)	103,754	81,098	299,037	229,114
Other business	49,747	28,433	131,764	71,919
Total cost of revenue(2)	153,501	109,531	430,801	301,033
Operating expenses:
Technology and development(1)	4,391	2,426	12,201	6,839
General and administrative(1)	8,246	5,412	22,897	15,345
Sales and marketing(1)	19,708	13,344	58,802	33,028
Depreciation and amortization(3)	2,944	1,666	9,195	4,770
Total operating expenses	35,289	22,848	103,095	59,982
Gain (loss) from investment in joint venture	(69)	2	(149)	(84)
Operating loss	(7,192)	(2,257)	(29,433)	(1,758)
Interest expense	—	324	1	1,044
Other income, net	(61)	(49)	(222)	(533)
Gain (loss) before income taxes	(7,131)	(2,532)	(29,212)	(2,269)
Income tax expense (benefit)	(312)	26	(724)	69
Net loss	$(6,819)	$(2,558)	$(28,488)	$(2,338)

Net loss per share:
Basic and diluted	$(0.17)	$(0.07)	$(0.71)	$(0.07)
Weighted average shares of common stock outstanding:
Basic and diluted	40,283,818	35,426,742	40,044,518	35,193,317

(1)Includes stock-based compensation expense as follows:	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Cost of revenue	$1,311	$448	$5,769	$1,060
Technology and development	749	133	2,213	366
General and administrative	2,271	1,108	6,412	2,912
Sales and marketing	2,112	741	7,024	1,972
Total stock-based compensation expense	$6,443	$2,430	$21,418	$6,310

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Veterinary invoice expense	$125,058	$91,266	$353,210	$252,955
Other cost of revenue	28,443	18,265	77,591	48,078
Total cost of revenue	$153,501	$109,531	$430,801	$301,033

(3)Depreciation and amortization expenses have been reclassified as a separate line item and prior period amounts have been reclassified from their original presentation to conform to the current period presentation. The Company has elected to present depreciation and amortization expenses as a separate line to better align with management's view of the Company's operating results.

Trupanion, Inc. Consolidated Balance Sheets (in thousands, except share data)
	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$109,641	$139,878
Short-term investments	111,885	89,862
Accounts and other receivables	157,945	99,065
Prepaid expenses and other assets	11,077	8,222
Total current assets	390,548	337,027
Restricted cash	6,324	6,319
Long-term investments, at fair value	6,605	5,566
Property and equipment, net	75,432	72,602
Intangible assets, net	23,530	27,134
Other long-term assets	15,688	16,557
Goodwill	32,583	33,045
Total assets	$550,710	$498,250
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,482	$6,059
Accrued liabilities and other current liabilities	25,865	22,864
Reserve for veterinary invoices	38,750	28,929
Deferred revenue	140,125	92,547
Total current liabilities	211,222	150,399
Deferred tax liabilities	3,803	4,705
Other liabilities	3,712	3,207
Total liabilities	218,737	158,311
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 41,296,940 and 40,363,775 issued and outstanding at September 30, 2021; 40,383,972 and 39,450,807 shares issued and outstanding at December 31, 2020	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	460,339	439,007
Accumulated other comprehensive loss	2,261	3,071
Accumulated deficit	(119,848)	(91,360)
Treasury stock, at cost: 933,165 shares at September 30, 2021 and 933,165 shares at December 31, 2020	(10,779)	(10,779)
Total stockholders’ equity	331,973	339,939
Total liabilities and stockholders’ equity	$550,710	$498,250

Trupanion, Inc. Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)
Operating activities
Net loss	$(6,819)	$(2,558)	$(28,488)	$(2,338)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	2,944	1,666	9,195	4,770
Stock-based compensation expense	6,443	2,430	21,418	6,310
Other, net	(386)	16	(931)	118
Changes in operating assets and liabilities:
Accounts and other receivables	(17,977)	(11,966)	(58,773)	(38,068)
Prepaid expenses and other assets	170	(1,535)	(1,922)	(1,979)
Accounts payable, accrued liabilities, and other liabilities	5,225	6,086	4,353	6,602
Reserve for veterinary invoices	2,984	4,428	9,854	7,692
Deferred revenue	13,640	11,239	47,596	34,473
Net cash provided by operating activities	6,224	9,806	2,302	17,580
Investing activities
Purchases of investment securities	(18,915)	(17,422)	(62,288)	(43,972)
Maturities of investment securities	8,486	9,013	39,066	29,817
Purchases of property, equipment and intangible assets	(2,767)	(1,273)	(8,537)	(4,512)
Other	25	(19)	(48)	88
Net cash used in investing activities	(13,171)	(9,701)	(31,807)	(18,579)
Financing activities
Proceeds from exercise of stock options	698	2,629	3,056	4,296
Shares withheld to satisfy tax withholding	(979)	(215)	(3,730)	(656)
Borrowings from line of credit, net of financing fees	—	2,478	—	6,213
Repayments to line of credit	—	—	—	(2,500)
Other financing	—	—	—	(78)
Net cash (used in) provided by financing activities	(281)	4,892	(674)	7,275
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(461)	220	(53)	(214)
Net change in cash, cash equivalents, and restricted cash	(7,689)	5,217	(30,232)	6,062
Cash, cash equivalents, and restricted cash at beginning of period	123,654	31,413	146,197	30,568
Cash, cash equivalents, and restricted cash at end of period	$115,965	$36,630	$115,965	$36,630

The following tables set forth our key operating metrics:

	Nine Months Ended September 30,

	2021	2020
Total Business:
Total pets enrolled (at period end)	1,104,376	804,251
Subscription Business:
Total subscription pets enrolled (at period end)	676,463	552,909
Monthly average revenue per pet	$63.43	$59.77
Lifetime value of a pet, including fixed expenses	$697	$615
Average pet acquisition cost (PAC)	$281	$237
Average monthly retention	98.72%	98.69%

	Three Months Ended
	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Total Business:
Total pets enrolled (at period end)	1,104,376	1,024,226	943,854	862,928	804,251	744,727	687,435	646,728
Subscription Business:
Total subscription pets enrolled (at period end)	676,463	643,395	609,835	577,957	552,909	529,400	508,480	494,026
Monthly average revenue per pet	$63.60	$63.69	$62.97	$62.03	$60.87	$59.40	$58.96	$58.58
Lifetime value of a pet, including fixed expenses	$697	$681	$684	$653	$615	$597	$535	$523
Average pet acquisition cost (PAC)	$280	$284	$279	$272	$261	$199	$247	$222
Average monthly retention	98.72%	98.72%	98.73%	98.71%	98.69%	98.66%	98.59%	98.58%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$6,224	$9,806	$2,302	$17,580
Purchases of property and equipment	(2,767)	(1,273)	(8,537)	(4,512)
Free cash flow	$3,457	$8,533	$(6,235)	$13,068

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Veterinary invoice expense	$125,058	$91,266	$353,210	$252,955
Excluding:
Stock-based compensation expense	(769)	(337)	(3,740)	(760)
Other business cost of paying veterinary invoices	(34,432)	(19,394)	(91,605)	(49,865)
Subscription cost of paying veterinary invoices	$89,857	$71,535	$257,865	$202,330
% of subscription revenue	70.7%	72.0%	71.5%	71.9%

Other cost of revenue	$28,443	$18,265	$77,591	$48,078
Excluding:
Stock-based compensation expense	(542)	(111)	(2,029)	(300)
Other business variable expenses	(15,315)	(9,039)	(40,159)	(22,054)
Subscription variable expenses	$12,586	$9,115	$35,403	$25,724
% of subscription revenue	9.9%	9.2%	9.8%	9.1%

Technology and development expense	$4,391	$2,426	$12,201	$6,839
General and administrative expense	8,246	5,412	22,897	15,345
Excluding:
Stock-based compensation expense	(3,020)	(1,241)	(8,625)	(3,278)
Development expenses[1]	(919)	—	(2,861)	—
Business combination transaction costs[2]	—	—	(82)	—
Fixed expenses	$8,698	$6,597	$23,530	$18,906
% of total revenue	4.8%	5.1%	4.7%	5.3%

Sales and marketing expense	$19,708	$13,344	$58,802	$33,028
Excluding:
Stock-based compensation expense	(2,112)	(741)	(7,024)	(1,972)
Other business acquisition cost	(134)	(265)	(423)	(619)
Subscription acquisition cost	$17,462	$12,338	$51,355	$30,437
% of subscription revenue	13.7%	12.4%	14.2%	10.8%

Technology and development	$4,391	$2,426	$12,201	$6,839
Excluding:
Stock-based compensation expense	(749)	(133)	(2,213)	(366)
Technology expenses	(2,723)	(2,293)	(7,127)	(6,473)
Development expenses[1]	$919	$—	$2,861	$—
% of total revenue	0.5%	—%	0.6%	—%

1As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

[2]These one-time expenses related to our acquisition of a software business, primarily related to legal and transaction costs incurred.

The following tables reflect the reconciliation of acquisition cost and net acquisition cost to sales and marketing expense (in thousands):

	Nine Months Ended September 30,

	2021	2020
Sales and marketing expenses	$58,802	$33,028
Excluding:
Stock-based compensation expense	(7,024)	(1,972)
Acquisition cost	51,778	31,056
Net of:
Sign-up fee revenue	(3,792)	(2,373)
Other business segment sales and marketing expense	(423)	(619)
Net acquisition cost	$47,563	$28,064

	Three Months Ended
	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Sales and marketing expenses	$19,708	$19,390	$19,704	$14,809	$13,344	$9,242	$10,442	$9,212
Excluding:
Stock-based compensation expense	(2,112)	(2,181)	(2,731)	(801)	(741)	(675)	(556)	(547)
Acquisition cost	17,596	17,209	16,973	14,008	12,603	8,567	9,886	8,665
Net of:
Sign-up fee revenue	(1,268)	(1,260)	(1,264)	(919)	(827)	(781)	(765)	(730)
Other business segment sales and marketing expense	(134)	(118)	(171)	(201)	(265)	(191)	(163)	(152)
Net acquisition cost	$16,194	$15,831	$15,538	$12,888	$11,511	$7,595	$8,958	$7,783

The following tables reflect the reconciliation of adjusted EBITDA to net income (loss) (in thousands):

	Nine Months Ended September 30,

	2021	2020
Net loss	$(28,488)	$(2,338)
Excluding:
Stock-based compensation expense	21,418	6,310
Depreciation and amortization expense	9,195	4,770
Interest income	(257)	(545)
Interest expense	1	1,044
Other non-operating expenses	2	98
Income tax (benefit) expense	(724)	69
Business combination transaction costs	82	—
(Gain) loss from equity method investment	6	(117)
Adjusted EBITDA	$1,235	$9,291

	Three Months Ended
	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net (loss) income	$(6,819)	$(9,221)	$(12,448)	$(3,502)	$(2,558)	$1,353	$(1,133)	$636
Excluding:
Stock-based compensation expense	6,443	6,527	8,448	2,602	2,430	2,227	1,653	1,771
Depreciation and amortization expense	2,944	3,158	3,093	2,301	1,666	1,723	1,381	1,274
Interest income	(85)	(84)	(88)	(83)	(74)	(134)	(337)	(516)
Interest expense	—	3	(2)	337	324	341	379	375
Other non-operating expenses	(1)	3	—	1	2	44	52	(22)
Income tax (benefit) expense	(312)	(195)	(217)	44	26	17	26	157
Business combination transaction costs	—	—	82	522	—	—	—	—
(Gain) loss from equity method investment	—	6	—	—	—	(117)	—	—
Adjusted EBITDA	$2,170	$197	$(1,132)	$2,222	$1,816	$5,454	$2,021	$3,675

Contacts:

Investors:
Laura Bainbridge, Vice President, Corporate Communications
206.607.1929
InvestorRelations@trupanion.com